UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2024

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2024, Treasure Global Inc (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with certain investors (the “Investors”). Pursuant to the Subscription Agreement, the Investors agreed to invest an aggregate amount of $1,177,000.00 (the “Investment Amount”) into the Company for 3,566,668 shares of the Company’s common stock (the “Offered Shares”), par value $0.00001 at a negotiated purchase price of $0.33 (the “Offering”).The Investment Amount shall become due and payable when Offered Shares are registered under an effective Registration Statement filed by the Company with the Securities Exchange Commission. Investors shall make the payment within seven (7) days from the date of the Subscription Agreement. The Offering is expected to close on November 29, 2024, subject to the satisfaction of customary closing conditions.

All amounts payable by the Investor under this Subscription Agreement shall be paid in full, and in the currency mutually agreed upon, and free of and without any deduction or withholding for any current or future taxes, levies, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made. The Company intends to use the net proceeds from this Offering for working capital and general corporate purposes.

The Subscription Agreements contain representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Subscription Agreements were made only for the purposes of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Offered Shares are being sold pursuant to a prospectus supplement dated November 27, 2024 and accompanying base prospectus dated March 29, 2024. The prospectus supplement and accompanying base prospectus are related to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-278171) that was originally filed with the Securities and Exchange Commission on March 22, 2024, and which was declared effective on March 29, 2024.

Capitalized terms used herein and not otherwise defined are defined as set forth in the Subscription Agreement. The description of the Subscription Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the copy of the Subscription Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01. Other Events

On November 27, 2024, we filed the Prospectus Supplement, dated as of November 27, 2024 under the registration statement on Form S-3 (File No. 333-278171), in respect of the financing with the Investors. The Prospectus Supplement included certain updated disclosures regarding the Company, in particular, in the sections captioned “Prospectus Supplement Summary-Recent Developments”. In addition, the Company is filing, as exhibits hereto, an opinion of Sichenzia Ross Ference Carmel LLP as Exhibit 5.1 and the consent of WWC, P.C., as Exhibit 5.1 and Exhibit 23.1, respectively.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Subscription Agreement by and among the Company and the Investors dated November 27, 2024
23.1	Consent of WWC, P.C.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2024	TREASURE GLOBAL INC.

	By:	/s/ Carlson Thow
	Name:	Carlson Thow
	Title:	Chief Executive Officer

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